Exhibit 10.159

AMENDMENT TO
MEDICARE+CHOICE PHYSICIAN GROUP SERVICE AGREEMENT

This Amendment is entered into effective December 1, 1999, by and between California Physicians’ Service, Inc. dba Blue Shield of California (“Health Plan”) and NorthWest Orange County Medical Group (“Physician Group”) in order to modify the Medicare+ Choice Physician Group Service Agreement, which was effective September 1, 1990, as amended.

In consideration of the recitals, covenants, conditions and promises contained in the Agreement, the parties agree that the Agreement is hereby amended as follows.

1.                                       Effective September 1, 1999, Anaheim Memorial Medical Center purchased Martin Luther Hospital. Anaheim Memorial Medical Center incorporated Martin Luther Hospital into its State license on a retroactive basis effective September 1, 1999.  As of December 1, 1999, all references to “Martin Luther Hospital” in the Agreement shall now be references to “Anaheim Memorial Medical Center.”

2.                                       All other provisions of the Agreement or its Amendments or Addendums not inconsistent herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

BLUE SHIELD OF CALIFORNIA		NORTHWEST ORANGE COUNTY
MEDICAL GROUP

By:	/s/ Lisa Rubino	By:	/s/ Pratibha Patel

Name:	Lisa Rubino	Name:	Pratibha Patel

Title	Chief Executive Officer – Medicare Region	Title:	President

Date:	7/13/??	Date:	11/8/99